UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2008

BALDWIN & LYONS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1099 North Meridian Street, Indianapolis, Indiana	46204

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(317) 636-9800

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

The following information, including the Exhibit to this Form 8-K, is being furnished pursuant to Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On August 7, 2008, Baldwin & Lyons, Inc. (“the Company”) issued a press release announcing certain director changes effective August 6, 2008. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. It is incorporated by reference to Item 9.01 below as if fully set forth therein.

In accordance with Item 5.02(b), the Company announced the retirement of Mr. Otto N. Frenzel III, a director of the Company since 1979, effective August 6, 2008.

In accordance with Item 5.02(d), the Company announced the election as director, to be effective immediately, of Mr. Otto N. Frenzel IV, age 48, to fill the vacancy created by Mr. Otto N. Frenzel III’s retirement. Mr. Frenzel IV is currently chairman of The Symphony Bank and chairman of Kauffman Engineering. Mr. Frenzel IV is member of the audit committee and the nominating committee and there are no reportable transactions with regard to Mr. Frenzel IV as would be required by Item 404(a) of Regulation S-K.

A copy of this press release is also posted on the Company’s website.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1 Baldwin & Lyons, Inc. press release dated August 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

August 11, 2008	By

/s/ Gary W. Miller	Gary W. Miller, Chairman and CEO